Exhibit 99.1

Equinix Media Contact:	Equinix Investor Relations Contact:
David Fonkalsrud	Jason Starr
K/F Communications, Inc.	Equinix, Inc.
(415) 255-6506	(650) 513-7402
dave@kfcomm.com	jstarr@equinix.com

FOR IMMEDIATE RELEASE

EQUINIX TO ACQUIRE EUROPEAN NETWORK-NEUTRAL DATA CENTER

OPERATOR IXEUROPE IN $482 MILLION DEAL

Equinix Continues Expansion Efforts to Further Strengthen Position as Leader in Colocation

and Network Exchange Services Market, and to Provide Customers with Comprehensive

Global Solution

Foster City, CA – June 27, 2007 (11:00 PM PT) – Equinix, Inc. (Nasdaq: EQIX), the leading provider of network-neutral data centers and Internet exchange services, announced today its firm intention to make an offer for the entire issued share capital of IXEurope Plc (“IXEurope”, AIM: IXE), a provider of colocation services in Europe. The acquisition comes as Equinix is in the midst of a more than $450 million expansion program in the U.S. and Asia-Pacific since 2006, and it is expected to strengthen Equinix’s market leading position by enabling the company to offer a comprehensive global solution for customers.

Equinix will integrate IXEurope’s network-neutral data center business and operations under the Equinix brand. IXEurope’s business includes 14 data centers comprising more than 380,000 square feet of net sellable space throughout Europe, including centers in London, Zurich, Frankfurt, Munich, Paris, Dusseldorf and Geneva. The company’s more than 450 enterprise and Internet customers include Merrill Lynch, Avis Europe, Deutsche Boerse, Citigroup, Rackspace and SurfControl.

With the addition of IXEurope to Equinix’s announced expansions, Equinix will have a total footprint of more than three million square feet of data center space across 17 markets in the U.S., Europe and Asia-Pacific, making it the most comprehensive, network neutral, global service provider in the market. Equinix is targeting completion of the transaction in mid-September 2007. The closing and its timing are subject to the approval of IXEurope’s stockholders and the UK courts as well as satisfaction or waiver of other closing conditions.

The acquisition will allow Equinix to immediately expand into the European market, and it will enable Equinix to provide customers with a single-source global solution for their data center and network connectivity services. Despite the differences of the European market and the existence of multiple network-neutral players in the market, this acquisition offers Equinix a variety of benefits as the company builds upon its market leadership in the U.S. and Asia-Pacific.

According to Tier 1 Research, global demand has outpaced supply by a factor of nearly three to one over the last 12 months. The European supply and demand imbalance is more than double the global rate with demand outpacing supply by a factor of more than six to one.

“The strategic acquisition of IXEurope by Equinix will solidify Equinix’s position as the world’s market leading colocation provider with high-quality data centers across the United States, Asia-Pacific and Europe,” said Steve Smith, CEO of Equinix. “Customers are increasingly demanding global solutions as the colocation industry continues to grow at double digit rates, and IXEurope has become one of the top providers of colocation services in Europe, operating high-quality data centers in key markets. Its integration into Equinix will continue our growth and allow us to meet the increasing expansion requirements of our global content, network and enterprise customers. We look forward to welcoming the customers and employees of IXEurope into Equinix.”

“Since its launch in 1999, IXEurope’s management has successfully established 14 IXDatacentres in four countries (4 IXDatacentres since its initial public offering in 2006), providing colocation services to many blue-chip, international customers,” said Guy Willner, CEO of IXEurope. “The combination of IXEurope’s European reach and operational expertise with Equinix’s existing global operations will further extend Equinix’s market leading position and allow it to further leverage the tremendous growth opportunities that exist in the colocation market worldwide.”

The current management team, including Guy Willner, IXEurope CEO, and Christophe de Buchet, IXEurope COO, will join Equinix and continue to operate the European business. Equinix and IXEurope will assemble an integration team comprised of senior managers to ensure a seamless integration. Equinix’s European regional headquarters will be located in London.

Financial Terms of the Transaction

The acquisition and related transaction costs are being financed out of Equinix corporate cash reserves and unsecured debt financing under committed facilities from Citigroup.

Under the terms of the acquisition, IXEurope shareholders will receive 125 pence, or approximately $2.50 per share in cash (at current exchange rates), for each IXEurope share held at the Scheme Record Time, valuing the existing issued share capital of IXEurope at approximately £241 million, or $482 million.

The Directors of IXEurope have agreed to recommend that IXEurope shareholders vote in favor of the resolutions to approve the Offer at the relevant shareholder and court meetings. Primary Shareholders representing in aggregate, 120,460,826 issued IXEurope Shares, (representing approximately 67 percent of the existing issued share capital of IXEurope) have agreed, subject to customary limitations, to vote in favor of the Offer at the relevant court and shareholder meetings.

Equinix will hold an investor conference call today at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) to discuss the details of this announcement. To hear the conference call, please dial 773-799-3263 (domestic and international) at 7:50 a.m. (ET) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading.

A replay of the call will be available beginning on Thursday, June 28, 2007, at 11:00 a.m. (ET) through July 30, 2007 by dialing 203-369-3287. In addition, the Webcast will be available on the company’s Web site at www.equinix.com. No password is required for either method of replay.

About Equinix

Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company’s Internet Business Exchange™ (IBX®) centers in 10 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

# # #

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of IXEurope into Equinix; a failure to receive significant revenue from customers in recently built out data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission. In particular, see Equinix’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.